As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. 333-72184

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 14

TO

FORM S-4

REGISTRATION STATEMENT

Under The Securities Act of 1933

CBOT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6231 (Primary Standard Industrial Classification Code Number) 141 West Jackson Boulevard Chicago, Illinois 60604 (312) 435-3500	36-4468986 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol A. Burke

Executive Vice President and Chief of Staff

CBOT Holdings, Inc. and

Board of Trade of the City of Chicago, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

(312) 435-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph P. Gromacki Michael T. Wolf Jenner & Block LLP One IBM Plaza Chicago, Illinois 60611 (312) 222-9350

Approximate date of commencement of proposed sale to public: As promptly as practicable after this Registration Statement becomes effective and the satisfaction or waiver of certain other conditions described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment is to file an exhibit to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Proxy Statement and Prospectus and Financial Statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware General Corporation Law

Under Section 145 of the Delaware General Corporation Law (as amended from time to time, the “DGCL”), CBOT Holdings is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Amended and Restated Certificate of Incorporation

The amended and restated certificate of incorporation, as amended, provides that a director of CBOT Holdings shall not be personally liable to CBOT Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to CBOT Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the CBOT Holdings shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Bylaws

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of CBOT Holdings or is or was serving at the request of CBOT Holdings as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by CBOT Holdings to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits CBOT Holdings to provide broader indemnification rights than such law permitted CBOT Holdings to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as otherwise provided in the bylaws with respect to proceedings to enforce rights to indemnification, CBOT Holdings shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors.

In addition, an indemnitee shall also have the right to be paid by CBOT Holdings the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to CBOT Holdings of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses.

If a claim for indemnification is not paid in full by CBOT Holdings within sixty (60) days after a written claim has been received by CBOT Holdings, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against CBOT Holdings to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by CBOT Holdings to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by CBOT Holdings to recover an advancement of expenses pursuant to the terms of an undertaking, CBOT Holdings shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of CBOT Holdings (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by CBOT Holdings (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by CBOT Holdings to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under the bylaws or otherwise shall be on CBOT Holdings.

The rights to indemnification and to the advancement of expenses conferred in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, CBOT Holdings’ certificate of incorporation, agreement, vote of stockholders or directors or otherwise.

Insurance

CBOT Holdings may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of CBOT Holdings or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not CBOT Holdings would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated February 10, 2005, between Board of Trade of the City of Chicago, Inc., CBOT Holdings, Inc. and CBOT Merger Sub, Inc., a wholly owned subsidiary of CBOT Holdings, Inc. (Reference is hereby made to Appendix C of the Proxy Statement and Prospectus).

3.1

Amended and Restated Certificate of Incorporation of the not-for-profit Board of Trade of the City of Chicago, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

3.2	Form of Amended and Restated Certificate of Incorporation of the for-profit Board of Trade of the City of Chicago, Inc. (Reference is hereby made to Appendix G of the Proxy Statement and Prospectus).

3.3

Amended and Restated Bylaws of the not-for-profit Board of Trade of the City of Chicago, Inc. (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

3.4	Form of Amended and Restated Bylaws of the for-profit Board of Trade of the City of Chicago, Inc. (Reference is hereby made to Appendix H of the Proxy Statement and Prospectus).

4.1	Rules and Regulations of the not-for-profit Board of Trade of the City of Chicago, Inc.*

4.2	Form of Rules and Regulations of the for-profit Board of Trade of the City of Chicago, Inc. (subject to further changes after the date of this Registration Statement).*

4.3	Form of Common Stock certificate for CBOT Holdings, Inc.*

4.4	Form of Amended and Restated Certificate of Incorporation of CBOT Holdings, Inc. (Reference is hereby made to Appendix E of the Proxy Statement and Prospectus).

4.5	Form of Amended and Restated Bylaws of CBOT Holdings, Inc. (Reference is hereby made to Appendix F of the Proxy Statement and Prospectus).

4.6

Agreement, dated September 1, 1992, by and between Board of Trade of the City of Chicago and Chicago Board Options Exchange Incorporated (previously filed as Exhibit 4.10 to Amendment No. 2 to this Registration Statement on September 23, 2002).*

4.7

Agreement, dated August 7, 2001, by and between Board of Trade of the City of Chicago, Inc. and Chicago Board Options Exchange Incorporated (Reference is hereby made to Appendix D-1 of the Proxy Statement and Prospectus).

4.8

December 17, 2003 Letter Agreement by and between Board of Trade of the City of Chicago, Inc. and Chicago Board Options Exchange Incorporated (previously filed as Exhibit 4.8 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

4.9

October 7, 2004 Letter Agreement among Board of Trade of the City of Chicago, Inc., CBOT Holdings, Inc. and Chicago Board Options Exchange Incorporated (Reference is hereby made to Appendix D-2 of the Proxy Statement and Prospectus).

4.10

Paragraph (b) of Article Fifth of the Certificate of Incorporation of Chicago Board Options Exchange Incorporated (previously filed as Exhibit 4.15 to Amendment No. 6 to this Registration Statement on May 16, 2003).*

Exhibit Number	Description

4.11

Settlement Agreement, dated February 6, 2004, by and between the Plaintiff Class Representatives and Board of Trade of the City of Chicago, Inc. (previously filed as Exhibit 4.10 to Amendment No. 8 to this Registration Statement on June 17, 2004).*

4.12

First Amendment to Settlement Agreement dated February 6, 2004, dated April 20, 2004, by and between the Plaintiff Class Representatives and Board of Trade of the City of Chicago, Inc. (previously filed as Exhibit 4.12 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

4.13

Second Amendment to Settlement Agreement dated February 6, 2004, dated July 1, 2004, by and between the Plaintiff Class Representatives and Board of Trade of the City of Chicago, Inc. (previously filed as Exhibit 4.13 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

4.14

February 11, 2005 Letter Agreement among Board of Trade of the City of Chicago, Inc., CBOT Holdings, Inc. and Chicago Board Options Exchange Incorporated (Reference is hereby made to Appendix D-3 to the Proxy Statement and Prospectus).

5	Opinion of Morris, Nichols, Arsht & Tunnell as to legality of the securities being registered.

8.1	Opinion of Kirkland & Ellis concerning certain tax matters.*

8.2	Internal Revenue Service Private Letter Ruling, dated September 30, 2002 (previously filed as Exhibit 8.2 to Amendment No. 4 to this Registration Statement on December 27, 2002).*

8.3	Supplemental Internal Revenue Service Ruling, dated January 22, 2004 (previously filed as Exhibit 8.3 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

10.1

Note Purchase Agreement, dated March 1, 1997, among Board of Trade of the City of Chicago and each of the purchasers listed on Schedule A attached thereto (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.2

Second Amended and Restated Limited Partnership Agreement of Ceres Trading Limited Partnership, dated September 8, 1997 (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.3

License Agreement, dated June 5, 1997, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.13 to this Registration Statement on October 24, 2001).*

10.4

Amendment to License Agreement, dated September 9, 1997, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.5

Second Amendment to License Agreement, dated February 18, 1998, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.15 to this Registration Statement on October 24, 2001).*

10.6

Third Amendment to License Agreement, dated May, 1998, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (Incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

Exhibit Number	Description
10.7

Fourth Amendment to License Agreement, dated December 19, 2001, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.28 to Amendment No. 2 to this Registration Statement on September 23, 2002).*

10.8

Fifth Amendment to License Agreement, dated October 29, 2003, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.8 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

10.9

Treasury Index Agreement, dated March 29, 2004, between Dow Jones & Company and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.9 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

10.10

ISDA Master Agreement and related foreign exchange forward contracts, dated
September 27, 2000, between Bank of America, N.A. and Board of Trade of the City of Chicago, Inc. (as successor to Ceres Trading Limited Partnership) (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.11

Credit Agreement, dated January 15, 2002, between Board of Trade of the City of Chicago, Inc. and LaSalle Bank National Association (previously filed as Exhibit 10.29 to Amendment No. 2 to this Registration Statement on September 23, 2002).*

10.12

First Amendment to Line of Credit Agreement, dated January 15, 2003, between Board of Trade of the City Of Chicago, Inc. and LaSalle Bank National Association (previously filed as Exhibit 10.42 to Amendment No. 6 to this Registration Statement on May 16, 2003).*

10.13

Settlement Agreement, dated August 23, 2002, among Board of Trade of the City of Chicago, Inc., Chicago Mercantile Exchange Inc., eSpeed, Inc. and Electronic Trading Systems Corporation (previously filed as Exhibit 10.13 to Amendment No. 9 to this Registration Statement on November 10, 2004).*

10.14.1

Amended and Restated Software License Agreement, dated August 3, 2004, between LIFFE Administration and Management and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).*

10.17.1

Amended and Restated Managed Services Agreement, dated August 3, 2004, between Liffe Administration and Management and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to request for confidential treatment) (previously filed as Exhibit 10.17.1 to Amendment No. 10 to this Registration Statement on December 16, 2004).*

10.18

Clearing Services Agreement, dated April 16, 2003, between Chicago Mercantile Exchange Inc. and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to request for confidential treatment) (previously filed as Exhibit 10.18 to Amendment No. 9 to this Registration Statement on November 10, 2004).*

10.19

Amendment to Clearing Services Agreement, dated March 1, 2004, between Chicago Mercantile Exchange Inc. and Board of Trade of the city of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to request for confidential treatment) (previously filed as Exhibit 10.19 to Amendment No. 10 to this Registration Statement on December 16, 2004).*

Exhibit Number	Description
10.20

Executive Employment Agreement, dated May 18, 1999, between Board of Trade of the City of Chicago and Carol A. Burke (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.21

Amendment to Executive Employment Agreement, dated February 28, 2001, between Board of Trade of the City of Chicago and Carol A. Burke (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.22

General Release and Separation Agreement, between David J. Vitale and Board of Trade of the City of Chicago, Inc. dated November 4, 2002 (previously filed as Exhibit 10.38 to Amendment No. 3 to this Registration Statement on November 13, 2002).*

10.23

Letters relating to the employment of Bernard W. Dan, dated May 11, 2001 and May 15, 2001, from Board of Trade of the City of Chicago, Inc. to Bernard W. Dan (previously filed as Exhibit 10.38 to Amendment No. 3 to this Registration Statement on November 13, 2002).*

10.24

Employment Agreement, dated September 1, 2003, between Board of Trade of the City of Chicago, Inc. and Bernard W. Dan (previously filed as Exhibit 10.24 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

10.25

Letters relating to the employment of William M. Farrow III, dated May 11, 2001 and May 15, 2001, from Board of Trade of the City of Chicago, Inc. to William M. Farrow III (previously filed as Exhibit 10.39 to Amendment No. 3 to this Registration Statement on November 13, 2002).*

21	Subsidiaries of CBOT Holdings.*

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5).

23.3	Consent of Kirkland & Ellis (included in Exhibit 8.1).*

23.4	Consent of CBIZ Valuation Group, Inc.

24.1	Powers of Attorney (included in signature page).*

99.1	Form of Proxy Card for Special Meeting of Members of the CBOT.*

99.2	Consents of Persons to be Named as Directors of CBOT Holdings and the CBOT Subsidiary (previously filed as Exhibit 99.2 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

99.3

Memorandum and Court Order Entered by the Circuit Court of Cook County, Illinois, Chancery Division, on September 20, 2004 (previously filed as Exhibit 99.3 to Amendment No. 10 to this Registration Statement on December 16, 2004).*

99.4	Letter from ABN AMRO Financial Services, Inc. to Full and Associate Members residing in states requiring broker-dealer participation.*

99.5	Opinion of CBIZ Valuation Group, Inc., dated August 12, 2004, Regarding Fairness, From a Financial Point of View, of the Settlement Allocation.*

*Previously filed.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

(c) Report, Opinion or Appraisal Exhibits

1. Opinion of CBIZ Valuation Group, Inc., dated August 12, 2004, Regarding Fairness, From a Financial Point of View, of the Settlement Allocation (filed as Exhibit 99.5 to Amendment No. 11 to this Registration Statement on January 28, 2005).

Item 22. Undertakings.

Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the document pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned Registrant hereby further undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the document any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 14 to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chicago, State of Illinois, on February 14, 2005.

CBOT HOLDINGS, INC.

         /s/    Bernard W. Dan

By:

Bernard W. Dan

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 14 to the registration statement has been signed by the following persons on February 14, 2005 in the capacities indicated.

Signature	Title

/S/ Bernard W. Dan Bernard W. Dan	President and Chief Executive Officer and Director (Principal Executive Officer)

* Glen M. Johnson	Chief Financial Officer (Principal Financial Officer)

* Jill A. Harley	Chief Accounting Officer (Principal Accounting Officer)

* Charles P. Carey	Chairman of the Board

*By:	/S/ BERNARD W. DAN
Bernard W. Dan Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated February 10, 2005, between Board of Trade of the City of Chicago, Inc., CBOT Holdings, Inc. and CBOT Merger Sub, Inc., a wholly owned subsidiary of CBOT Holdings, Inc. (Reference is hereby made to Appendix C of the Proxy Statement and Prospectus).

3.1

Amended and Restated Certificate of Incorporation of the not-for-profit Board of Trade of the City of Chicago, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

3.2	Form of Amended and Restated Certificate of Incorporation of the for-profit Board of Trade of the City of Chicago, Inc. (Reference is hereby made to Appendix G of the Proxy Statement and Prospectus).

3.3

Amended and Restated Bylaws of the not-for-profit Board of Trade of the City of Chicago, Inc. (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

3.4	Form of Amended and Restated Bylaws of the for-profit Board of Trade of the City of Chicago, Inc. (Reference is hereby made to Appendix H of the Proxy Statement and Prospectus).

4.1	Rules and Regulations of the not-for-profit Board of Trade of the City of Chicago, Inc.*

4.2	Form of Rules and Regulations of the for-profit Board of Trade of the City of Chicago, Inc. (subject to further changes after the date of this Registration Statement).*

4.3	Form of Common Stock certificate for CBOT Holdings, Inc.*

4.4	Form of Amended and Restated Certificate of Incorporation of CBOT Holdings, Inc. (Reference is hereby made to Appendix E of the Proxy Statement and Prospectus).

4.5	Form of Amended and Restated Bylaws of CBOT Holdings, Inc. (Reference is hereby made to Appendix F of the Proxy Statement and Prospectus).

4.6

Agreement, dated September 1, 1992, by and between Board of Trade of the City of Chicago and Chicago Board Options Exchange Incorporated (previously filed as Exhibit 4.10 to Amendment No. 2 to this Registration Statement on September 23, 2002).*

4.7

Agreement, dated August 7, 2001, by and between Board of Trade of the City of Chicago, Inc. and Chicago Board Options Exchange Incorporated (Reference is hereby made to Appendix D-1 of the Proxy Statement and Prospectus).

4.8

December 17, 2003 Letter Agreement by and between Board of Trade of the City of Chicago, Inc. and Chicago Board Options Exchange Incorporated (previously filed as Exhibit 4.8 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

4.9

October 7, 2004 Letter Agreement among Board of Trade of the City of Chicago, Inc., CBOT Holdings, Inc. and Chicago Board Options Exchange Incorporated (Reference is hereby made to Appendix D-2 of the Proxy Statement and Prospectus).

4.10

Paragraph (b) of Article Fifth of the Certificate of Incorporation of Chicago Board Options Exchange Incorporated (previously filed as Exhibit 4.15 to Amendment No. 6 to this Registration Statement on May 16, 2003).*

4.11

Settlement Agreement, dated February 6, 2004, by and between the Plaintiff Class Representatives and Board of Trade of the City of Chicago, Inc. (previously filed as Exhibit 4.10 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

Exhibit Number	Description

4.12

First Amendment to Settlement Agreement dated February 6, 2004, dated April 20, 2004, by and between the Plaintiff Class Representatives and Board of Trade of the City of Chicago, Inc. (previously filed as Exhibit 4.12 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

4.13

Second Amendment to Settlement Agreement dated February 6, 2004, dated July 1, 2004, by and between the Plaintiff Class Representatives and Board of Trade of the City of Chicago, Inc. (previously filed as Exhibit 4.13 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

4.14

February 11, 2005 Letter Agreement among Board of Trade of the City of Chicago, Inc., CBOT Holdings, Inc. and Chicago Board Options Exchange Incorporated (Reference is hereby made to Appendix D-3 to the Proxy Statement and Prospectus).

5	Opinion of Morris, Nichols, Arsht & Tunnell as to legality of the securities being registered.

8.1	Opinion of Kirkland & Ellis concerning certain tax matters.*

8.2	Internal Revenue Service Private Letter Ruling, dated September 30, 2002 (previously filed as Exhibit 8.2 to Amendment No. 4 to this Registration Statement on December 27, 2002).*

8.3	Supplemental Internal Revenue Service Ruling, dated January 22, 2004 (previously filed as Exhibit 8.3 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

10.1

Note Purchase Agreement, dated March 1, 1997, among Board of Trade of the City of Chicago and each of the purchasers listed on Schedule A attached thereto (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.2

Second Amended and Restated Limited Partnership Agreement of Ceres Trading Limited Partnership, dated September 8, 1997 (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.3

License Agreement, dated June 5, 1997, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.13 to this Registration Statement on October 24, 2001).*

10.4

Amendment to License Agreement, dated September 9, 1997, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.5

Second Amendment to License Agreement, dated February 18, 1998, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.15 to this Registration Statement on October 24, 2001).*

10.6

Third Amendment to License Agreement, dated May, 1998, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (Incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.7

Fourth Amendment to License Agreement, dated December 19, 2001, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.28 to Amendment No. 2 to this Registration Statement on September 23, 2002).*

Exhibit Number	Description

10.8

Fifth Amendment to License Agreement, dated October 29, 2003, between Dow Jones & Company, Inc. and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.8 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

10.9

Treasury Index Agreement, dated March 29, 2004, between Dow Jones & Company and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment) (previously filed as Exhibit 10.9 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

10.10

ISDA Master Agreement and related foreign exchange forward contracts, dated
September 27, 2000, between Bank of America, N.A. and Board of Trade of the City of Chicago, Inc. (as successor to Ceres Trading Limited Partnership) (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.11

Credit Agreement, dated January 15, 2002, between Board of Trade of the City of Chicago, Inc. and LaSalle Bank National Association (previously filed as Exhibit 10.29 to Amendment No. 2 to this Registration Statement on September 23, 2002).*

10.12

First Amendment to Line of Credit Agreement, dated January 15, 2003, between Board of Trade of the City Of Chicago, Inc. and LaSalle Bank National Association (previously filed as Exhibit 10.42 to Amendment No. 6 to this Registration Statement on May 16, 2003).*

10.13

Settlement Agreement, dated August 23, 2002, among Board of Trade of the City of Chicago, Inc., Chicago Mercantile Exchange Inc., eSpeed, Inc. and Electronic Trading Systems Corporation (previously filed as Exhibit 10.13 to Amendment No. 9 to this Registration Statement on November 10, 2004).*

10.14.1

Amended and Restated Software License Agreement, dated August 3, 2004, between LIFFE Administration and Management and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).*

10.17.1

Amended and Restated Managed Services Agreement, dated August 3, 2004, between Liffe Administration and Management and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to request for confidential treatment) (previously filed as Exhibit 10.17.1 to Amendment No. 10 to this Registration Statement on December 16, 2004).*

10.18

Clearing Services Agreement, dated April 16, 2003, between Chicago Mercantile Exchange Inc. and Board of Trade of the City of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to request for confidential treatment) (previously filed as Exhibit 10.18 to Amendment No. 9 to this Registration Statement on November 10, 2004).*

10.19

Amendment to Clearing Services Agreement, dated March 1, 2004, between Chicago Mercantile Exchange Inc. and Board of Trade of the city of Chicago, Inc. (certain confidential portions have been omitted and filed separately with the SEC pursuant to request for confidential treatment) (previously filed as Exhibit 10.19 to Amendment No. 10 to this Registration Statement on December 16, 2004).*

10.20

Executive Employment Agreement, dated May 18, 1999, between Board of Trade of the City of Chicago and Carol A. Burke (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

Exhibit Number	Description

10.21

Amendment to Executive Employment Agreement, dated February 28, 2001, between Board of Trade of the City of Chicago and Carol A. Burke (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 filed by Board of Trade of the City of Chicago, Inc. (Reg. No. 333-54370) on March 6, 2001).*

10.22

General Release and Separation Agreement, between David J. Vitale and Board of Trade of the City of Chicago, Inc. dated November 4, 2002 (previously filed as Exhibit 10.38 to Amendment No. 3 to this Registration Statement on November 13, 2002).*

10.23

Letters relating to the employment of Bernard W. Dan, dated May 11, 2001 and May 15, 2001, from Board of Trade of the City of Chicago, Inc. to Bernard W. Dan (previously filed as Exhibit 10.38 to Amendment No. 3 to this Registration Statement on November 13, 2002).*

10.24

Employment Agreement, dated September 1, 2003, between Board of Trade of the City of Chicago, Inc. and Bernard W. Dan (previously filed as Exhibit 10.24 to Amendment No. 7 to this Registration Statement on June 17, 2004).*

10.25

Letters relating to the employment of William M. Farrow III, dated May 11, 2001 and May 15, 2001, from Board of Trade of the City of Chicago, Inc. to William M. Farrow III (previously filed as Exhibit 10.39 to Amendment No. 3 to this Registration Statement on November 13, 2002).*

21	Subsidiaries of CBOT Holdings.*

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5).

23.3	Consent of Kirkland & Ellis (included in Exhibit 8.1).*

23.4	Consent of CBIZ Valuation Group, Inc.

24.1	Powers of Attorney (included in signature page).*

99.1	Form of Proxy Card for Special Meeting of Members of the CBOT.*

99.2	Consents of Persons to be Named as Directors of CBOT Holdings and the CBOT Subsidiary (previously filed as Exhibit 99.2 to Amendment No. 8 to this Registration Statement on September 30, 2004).*

99.3

Memorandum and Court Order Entered by the Circuit Court of Cook County, Illinois, Chancery Division, on September 20, 2004 (previously filed as Exhibit 99.3 to Amendment No. 10 to this Registration Statement on December 16, 2004).*

99.4	Letter from ABN AMRO Financial Services, Inc. to Full and Associate Members residing in states requiring broker-dealer participation.*

99.5	Opinion of CBIZ Valuation Group, Inc., dated August 12, 2004, Regarding Fairness, From a Financial Point of View, of the Settlement Allocation.*

    *Previously filed.